UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

            Delaware                0-14187                  94-2940208

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/3 Sandpiper, LLC, a Delaware limited liability company (the “Partnership”), which owns Sienna Bay Apartments (“Sienna Bay”), a 276-unit apartment complex located in St. Petersburg, Florida. On August 14, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, DT Group Development, Inc., a California corporation (the “Purchaser”), to sell Sienna Bay to the Purchaser for a total sales price of $16,850,000. T he Purchaser also entered into a purchase and sale contract (the “Related Agreement”) with an entity (the “Related Seller”) affiliated with the Registrant’s general partner. The Registrant, the Related Seller and the Purchaser agreed that a default by any party under the Related Agreement would be deemed a default under the Purchase Agreement. A termination of the Related Agreement for any reason is also deemed a termination of the Purchase Agreement.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $16,850,000, subject to certain prorations and adjustments at the closing. Prior to the Effective Date, the Purchaser agreed to deliver an initial deposit of $175,000 to Stewart Title Guaranty Company (the “Escrow Agent”).

LOAN ASSUMPTION AND APPROVAL PERIOD.  The parties agreed that the Purchaser would assume at closing the mortgage loan encumbering Sienna Bay. The Purchaser has until October 13, 2009 to obtain approval to assume Sienna Bay’s mortgage loan from the existing lender. If the Purchaser notifies the Partnership on or before October 13, 2009 that the loan assumption approval was not obtained and the Purchaser used its best efforts to obtain the loan assumption approval, the Purchaser will have the right to terminate the Purchase Agreement. The Partnership agreed that the Partnership or one of its affiliates will offer partial financing in the amount of $2,500,000 to the Purchaser (the “Partnership Loan”).  The terms of the Partnership Loan require monthly payments of interest only at a rate of 5% per annum and repayment of the loan on September 1, 2012.  The Partnership Loan will be secured by a second lien mortgage on Sienna Bay.

CLOSING.  The expected closing date of the transaction is October 13, 2009. The Purchaser has the right to extend the closing date to November 12, 2009 by delivering written notice to the Partnership no later than October 8, 2009 together with an additional deposit of $250,000. The Purchaser has the right to further extend the closing date to December 14, 2009 by delivering written notice to the Partnership no later than November 6, 2009 together with an additional deposit of $250,000. The Partnership has the right to extend the closing to October 30, 2009 by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Partnership will pay documentary stamp taxes related to the transfer of Sienna Bay and recording of the deed, one-half of any premiums or fees related to the title policy and one-half of the customary closing costs of the Escrow Agent. The Purchaser will pay the cost of recording any instruments required to discharge any liens or encumbrances against Sienna Bay, one-half of any premiums or fees related to the title policy, costs of any endorsements to the title policy, documentary stamp taxes related to the loan assumption and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to Sienna Bay by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $1,750,000 will be borne by the Partnership. The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on Sienna Bay.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Partnership, and neither the Purchaser nor the Partnership will be obligated to proceed with the purchase and sale of Sienna Bay.  The Partnership expressly waived the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages, its documented direct and actual out-of-pocket expenses and costs up to $50,000 or, subject to certain conditions, (ii) seeking specific performance of the Partnership’s obligation to deliver the deed for such Partnership’s property pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.79       Purchase and Sale Contract between CCIP/3 Sandpiper, LLC, a Delaware limited liability company and DT Group Development, Inc., a California corporation, dated August 14, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: August 19, 2009